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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                           _________________________

                                   FORM 8-K
                           _________________________

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 1, 1996

                               MICHAEL FOODS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                  0-15568                  41-1579532
        --------                  -------                  ----------
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation)                 File Number)            Identification
                                                          Number)

                        324 PARK NATIONAL BANK BUILDING
                             5353 WAYZATA BOULEVARD
                         MINNEAPOLIS, MINNESOTA  55416
                        -------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (612) 546-1500
                                 --------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
                                 --------------
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On July 1, 1996, Michael Foods, Inc., a Delaware corporation ("Michael"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Papetti's Hygrade Egg Products, Inc., a New Jersey corporation ("Papetti's") and other entities related to Papetti's ("Related Entities"), pursuant to which, through a series of transactions, Michael will acquire the assets of Papetti's through a merger and the assets of the Related Entities through merger or asset purchase. The merger with Papetti's has been structured so that it will qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended and will be accounted for as a purchase. The purchase price will be comprised of 3.4 million shares of Michael common stock, assumption of approximately $28 million of debt and approximately $48 million in cash, subject to certain adjustments. See Press Release of Michael dated July 1, 1996 regarding the Merger Agreement filed as an Exhibit hereto.

     On July 2, 1996, Michael and North Star Universal, Inc. ("NSU") announced that Michael and NSU have agreed to certain modifications to the Agreement and Plan of Reorganization between Michael, NSU and NSU Merger Co. dated December 21, 1995 ("NSU Agreement") in light of the transactions between Michael, Papetti's and the Related Entities. The modifications to the NSU Agreement provide for a different method to determine the Michael stock price utilized to determine the number of Michael shares effectively retired pursuant to the NSU Agreement. NSU will set the Michael stock price by utilizing the average closing price for Michael stock from any prior period of ten consecutive business days beginning on the date of the 1996 annual meetings of Michael and NSU and ending on the transactions' closing date. In addition, the Net Indebtedness to be assumed by Michael will be in the range of $15 million to $29 million, rather than the previous range of $25 million to $38 million, and the Michael stock price discount factor will correspondingly range between 6% and 9%. All other terms of the NSU Agreement will remain essentially the same. See Press Release of Michael dated July 2, 1996 regarding modifications to the NSU Agreement filed as an Exhibit hereto.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (c)  Exhibits


Exhibit Number            Description
- --------------            -----------

20 Press release of Michael, issued July 1, 1996, regarding the Merger Agreement.


20A Press release of Michael, issued July 2, 1996, regarding modifications to the NSU Agreement.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: July 10, 1996

                                       MICHAEL FOODS, INC.


                                       By: /s/ John D. Reedy
                                          -----------------------
                                          John D. Reedy, Vice President-Finance,
                                          Chief Financial Officer and Treasurer
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                                 EXHIBIT INDEX


Exhibit Number         Description                                         Page
- --------------         -----------                                         ----

20 Press release of Michael, issued July 1, 1996, regarding the Merger Agreement.


20A Press release of Michael, issued July 2, 1996, regarding modifications to the NSU Agreement.